Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 189	Trade Date: 2/28/2005
(To Prospectus dated July 22, 2002 as supplemented	Issue Date: 3/3/2005
by Prospectus Supplement dated January 10, 2003)
The date of this Pricing Supplement is February 28, 2005

CUSIP or Common Code:	41013NLL0	41013NLM8	41013NLP1
Price to Public:	100.000%	100.000%	100.000%
Principal Amount:	$275,000.00	$172,000.00	$2,265,000.00
Proceeds to Issuer:	$273,281.25	$170,624.00	$2,242,350.00
Discounts and Commissions:	0.625%	0.800%	1.000%
Reallowance:	0.150%	0.150%	0.150%
Dealer:	99.550%	99.375%	99.250%
Maturity Date:	3/15/2008	3/15/2009	3/15/2010
Stated Annual Interest Rate:	3.600%	3.750%	4.150%
Interest Payment Frequency:	Semi	Monthly	Monthly
First Payment Date:	9/15/2005	4/15/2005	4/15/2005
Additional Amounts:	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes
Callable by Issuer:	No	No	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	N/A	3/15/2007 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[1]:	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A

Effective April 7, 2003 the name of Solomon Smith Barney Inc., an agent of the program, was changed to Citigroup Global Markets Inc.

[1]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.

Registration No. 333-85488

Filed Pursuant to Rule 424(b)(2)

John Hancock Life Insurance Company

SignatureNotes

With Maturities of Twelve Months or More from Date of Issue

Pricing Supplement No. 189	Trade Date: 2/28/2005
(To Prospectus dated July 22, 2002 as supplemented	Issue Date: 3/3/2005
by Prospectus Supplement dated January 10, 2003)
The date of this Pricing Supplement is February 28, 2005

CUSIP or Common Code:	41013NLQ9	41013NLR7	41013NLT3
Price to Public:	100.000%	100.000%	100.000%
Principal Amount:	$210,000.00	$433,000.00	$1,173,000.00
Proceeds to Issuer:	$207,060.00	$426,938.00	$1,143,675.00
Discounts and Commissions:	1.400%	1.400%	2.500%
Reallowance:	0.200%	0.200%	0.350%
Dealer:	98.900%	98.900%	97.900%
Maturity Date:	3/15/2013	3/15/2013	3/15/2030
Stated Annual Interest Rate:	4.250%	Step: 3.650% through 9/14/2007, and 5.750% thereafter (unless called)	5.200%
Interest Payment Frequency:	Semi	Monthly	Monthly
First Payment Date:	9/15/2005	4/15/2005	4/15/2005
Additional Amounts:	N/A	N/A	N/A
Survivor’s Option:	Yes	Yes	Yes
Callable by Issuer:	No	Yes	Yes
If Callable by Issuer, dates and terms of redemption (including the redemption price)	N/A	9/15/2007 Callable one time only at 100% on call date above with 30 days notice.	3/15/2010 Callable one time only at 100% on call date above with 30 days notice.
Original Issue Discount[2]:	N/A	N/A	N/A
Other Material Terms (if any):	N/A	N/A	N/A

[2]	For information regarding certain tax provisions applicable to Original Issue Discount notes, including zero-coupon notes, see "Tax Consequences to U.S. Holders — Original Issue Discount Notes" in the Prospectus.